                                                                       EXHIBIT 2

                           INVESTOR RIGHTS AGREEMENT


     This Investor Rights Agreement (this "Agreement") is made and entered into
                                           ---------
as of May 19, 1999, by and among Micron Technology, Inc., a Delaware corporation (the "Investor"), and PixTech Incorporated, a Delaware corporation (the
      --------
"Company").
 -------

                                R E C I T A L S
                                - - - - - - - -

     A. The Investor has agreed to purchase from the Company, and the Company has agreed to sell to the Investor, (i) shares of the Company's Common Stock (the "Common Stock") on the terms and conditions set forth in the Acquisition
      ------------
Agreement between Investor and the Company, dated as of March 19, 1999 (the

"Acquisition Agreement"), and (ii) a warrant ("Warrant") on terms and conditions
----------------------                         -------
set forth in the Common Stock Warrant between Investor and the Company, dated as of May 19, 1999 (the "Warrant Agreement").
                      -----------------

     B. As an inducement and a condition to entering into the Acquisition Agreement, the Company has agreed to enter into the Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.   INFORMATION RIGHTS.
     ------------------

     1.1  Financial Information.  The Company covenants and agrees that,
          ---------------------
commencing on the date of this Agreement, for so long as the Investor holds shares of Common Stock issued under this Agreement or the Acquisition Agreement or shares of Common Stock issued or issuable pursuant to exercise of the Warrant, the Company will:

          (a) Annual Reports.  Furnish to the Investor promptly following the
              --------------
filing of such report with the U.S. Securities and Exchange Commission (the

"SEC") a copy of the Company's Annual Report on Form 10-K for each fiscal year,
 ---
which shall include the financial information required by such Annual Report. In the event the Company shall no longer be required to file Annual Reports on Form 10-K, the Company shall, within ninety (90) days following the end of each respective fiscal year, deliver to the Investor a copy of the financial information required by such Annual Report.

          (b) Quarterly Reports.  Furnish to the Investor promptly following the
              -----------------
filing of such report with the SEC, a copy of each of the Company's Quarterly Reports on Form 10-Q, which shall include the financial information required by such form. In the event the Company shall no longer be required to file Quarterly Reports on Form 10-Q, the Company shall, within forty-five (45) days following the end of each of the first three (3) fiscal quarters of each fiscal year, deliver to the Investor the financial information required by such form.

          (c) SEC Filing.  The Company shall deliver to the Investor copies of
              ----------
each other document filed with the SEC (as defined herein) promptly following the filing of such document with the SEC.

     1.2  Board Observer.  So long as the Investor, together with its
          --------------
subsidiaries holds at least the number of shares of the Company's Common Stock equal to ten percent (10%) of the number of shares of the Company's Common Stock outstanding the Company will permit a representative of the Investor (the

"Observer"), to attend all meetings of the Company's Board of Directors (the
---------
"Board") in a nonvoting, observer capacity and shall provide to the Investor,
------
concurrently with the members of the Board, notice of such meeting and a copy of all materials provided to such members. At the Observer's option, he may attend the meetings either by teleconference or in person. In lieu of attending the meeting in person, the Observer may choose to participate in the meeting telephonically from the same location as the Company's Chief Executive Officer or the Chairman. For so long as the Investor shall be entitled to appoint an Observer pursuant to this Section, the Investor shall, by written election delivered to the Company, be entitled to designate a representative for appointment or election to the Board (the "Representative"), in lieu of the
                                           --------------
Observer contemplated above. Upon written request of the Investor, the Company shall use its best efforts to cause the Representative designated by the Investor to be elected to the Board, including recommending to the stockholders of the Company that they vote for the election to the Board of the individual designated by the Investor of the Representative to the Board at the next regularly scheduled meeting of the stockholders of the Company.

2.   REGISTRATION RIGHTS
     -------------------

     2.1  Definitions.  For purposes of this Section 2:
          -----------

          (a) Registration. The terms "register," "registered" and
              ------------             --------    ----------
"registration" refer to a registration effected by preparing and filing a
 ------------
registration statement in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and the declaration or ordering of effectiveness of such
      --------------
registration statement.

          (b) Registrable Securities.  The term "Registrable Securities" means:
              ----------------------             ----------------------
(1) all the shares of Common Stock of the Company issued or issuable (A) under the Acquisition Agreement, and (B) pursuant to an exercise of the Warrant (shares issued or issuable upon exercise of the Warrant are referred to herein as the "Warrant Shares"), and (2) any shares of Common Stock of the Company
        --------------
issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, any such shares of Common Stock described in clause (1) of this subsection (b).

          (c) Registrable Securities Then Outstanding.  The number of shares of
              ---------------------------------------
"Registrable Securities then outstanding" shall mean the number of shares of
 ---------------------------------------
Common Stock that are Registrable Securities and (1) are then issued and outstanding or (2) are then issuable pursuant to an exercise of the Warrant.

          (d) Holder.  For purposes of this Section 2, the term "Holder" means
              ------                                             ------
any person owning of record Registrable Securities that have not been sold to the public or pursuant to Rule 144 promulgated under the Securities Act or any permitted assignee of record of such Registrable Securities to whom rights under this Section 2 have been duly assigned in accordance with this Agreement.

          (e) Form S-3.  The term "Form S-3" means such form under the
              --------             --------
Securities Act as is in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

          (f) SEC.  The term "SEC" or "Commission" means the U.S. Securities and
              ---             ---      ----------
Exchange Commission.

     2.2  Demand Registration.
          -------------------

          (a) Request by Holders.  If the Company shall at any time after the
              ------------------
nine month anniversary of the Closing, as defined in the Acquisition Agreement, receive a written request from the Holders of at least twenty-five percent (25%) of the Registrable Securities then outstanding that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities pursuant to this Section 2.2, then the Company shall, within ten (10) business days of the receipt of such written request, give written notice of such request ("Request Notice") to all Holders, and use its
                                 --------------
best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that Holders request to be registered and included in such registration by written notice given by such Holders to the Company within twenty (20) days after receipt of the Request Notice, subject only to the limitations of this Section 2.2. No registration shall be required under this section unless shares requested to be included have an aggregate market value as of the date of Request Notice of at least $500,000.

          (b) Underwriting.  If the Holders initiating the registration request
              ------------
under this Section 2.2 ("Initiating Holders") intend to distribute the
                         ------------------
Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their request made pursuant to this Section 2.2 and the Company shall include such information in the written notice referred to in subsection 2.2(a). In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agree ment in customary form with the managing underwriter or underwriters selected for such underwriting by the Holders of a majority of the Registrable Securities being registered and reasonably acceptable to the Company (including a market stand-off agreement of up to 180 days if required by such under writers). Notwithstanding any other provision of this Section 2.2, if the managing underwriter advises the Company in writing that marketing factors require a limitation of the number of securities to be under written then the Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriters and allocated among the Holders of Registrable Securities on a pro rata basis according to the number of Registrable Securities then outstanding held by each Holder requesting registration (including the Initiating Holders); provided,
                                                                   --------
however, that, subject to the rights of those existing stockholders of the
-------
Company who have previously been granted registration rights, the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities of the Company are first entirely excluded from the underwriting and registration. Any Registrable Securities excluded and withdrawn from such underwriting shall be withdrawn from the registration.

          (c) Maximum Number of Demand Registrations. The Company shall be
              --------------------------------------
obligated to effect up to six (6) such registrations pursuant to this Section
2.2. Such registration shall be available to Holders only at such times as a Form S-3 registration pursuant to Section 2.4 is not available to the Company. The total number of registrations under Section 2.2 and Section 2.4 cannot exceed twelve (12).

          (d) Deferral.  Notwithstanding the foregoing, if the Company shall
              --------
furnish to Holders requesting the filing of a registration statement pursuant to this Section 2.2, a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its stockholders for such registration statement to be filed, then the Company shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Initiating Holders; provided, however, that
                                                        --------  -------
the Company may not utilize this right more than once in any twelve-month period.

          (e) Expenses.  All expenses incurred in connection with any
              --------
registration pursuant to this Section 2.2, including, without limitation, all federal and "blue sky" registration, filing and qualifica tion fees, printer's and accounting fees, and fees and disbursements of counsel for the Company (but excluding underwriters' discounts and commissions relating to shares sold by the Holders and legal fees of counsel for the Holders), shall be borne by the Company. Each Holder participating in a registration pursuant to this Section
2.2 shall bear such Holder's proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all discounts, commissions or other amounts payable to underwriters or brokers, and the Holder's legal fees, in connection with such offering by the Holders.

     2.3  Piggyback Registrations.  The Company shall notify all Holders of
          -----------------------
Registrable Securities in writing at least thirty (30) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, regis tration statements relating to secondary offerings of securities of the Company (but excluding registration statements relating to any registration under Section 2.2 or Section 2.4 of this Agreement, to any employee benefit plan or to any merger or other corporate reorganization)) and will afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder shall within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registra tion statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

          (a) Underwriting.  If a registration statement under which the Company
              ------------
gives notice under this Section 2.3 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder's Registrable Securities to be included in a registration pursuant to this Section 2.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwrit ing shall enter into an underwriting agreement in customary form with the manager underwriter or under writers selected for such underwriting (including a market stand-off agreement of up to 180 days if required by such underwriters). Notwithstanding any other provision of this Agreement, if the managing underwriter determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first to the Company, and second to each of the
                                 -----                     ------
Holders and other holders of registration rights on a parity with the Holders or who have been previously granted registration rights by the Company requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of Registrable Securities and other securities entitled to registration then held by each such Holder or other holder; provided, however, that, subject to the rights of those existing
        --------  -------
stockholders of the Company who have previously been granted registration rights, the right of the underwriters to exclude shares (including Registrable Securities) from the registration and underwriting as described above shall be restricted so that (i) the number of Registrable Securities included in any such registration is not reduced below twenty-five percent (25%) of the aggregate number of Registrable Securities for which inclusion has been requested; and
(ii) all shares that are not Registrable Securities and are held by any other person, including, without limitation, any person who is an employee, officer or director of the Company (or any subsidiary of the Company) shall first be excluded from such registration and underwriting before any Registrable Securities are so excluded (other than to the extent that such persons are nonemployee directors or other nonemployees of the Company who hold registra tion rights on a parity with the Holders, such nonemployee directors and other nonemployees being entitled to participate with the participating Holders on the basis described under "second" above). If any Holder disapproves of the terms
                       ------
of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

          (b) Expenses.  All expenses incurred in connection with a registration
              --------
pursuant to this Section 2.3 (excluding underwriters' and brokers' discounts and commissions relating to shares sold by the Holders and legal fees of counsel for the Holders), including, without limitation, all federal and "blue sky" registration, filing and qualification fees, printers' and accounting fees, and fees and disbursements of counsel for the Company, shall be borne by the Company.

          (c) Not Demand Registration.  Registration pursuant to this Section
              -----------------------
2.3 shall not be deemed to be a demand registration as described in Section 2.2 above. Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 2.3.

     2.4  Form S-3 Registration.  In case the Company shall at any time after
          ---------------------
the nine month anniversary of the Closing receive from any Holder or Holders of a majority of all Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form S-3 with respect to all or a part of the Registrable Securities owned by such Holder or Holders, then the Company will:

          (a) Notice.  Promptly give written notice of the proposed registration
              ------
and the Holder's or Holders' request therefor to all other Holders of Registrable Securities; and

          (b) Registration.  As soon as practicable, effect such registration
              ------------
and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within twenty (20) days after the Company provides the notice contemplated by Section 2.4(a); provided, however, that the Company shall not be obligated to
                   --------  -------
effect any such registration pursuant to this Section 2.4 if Form S-3 is not available for such offering by the Holders or if the aggregate value of the shares proposed to be registered is not at least $500,000.

          (c) Expenses.  The Company shall pay all expenses incurred in
              --------
connection with each registration requested pursuant to this Section 2.4, (excluding underwriters' or brokers' discounts and commissions relating to shares sold by the Holders and legal fees of counsel for the Holders), including, without limitation, federal and "blue sky" registration, filing and qualification fees, printers' and accounting fees, and fees and disbursements of counsel.

          (d) Deferral.  Notwithstanding the foregoing, if the Company shall
              --------
furnish to Holders requesting the filing of a registration statement pursuant to this Section 2.4, a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its stockholders for such registration statement to be filed, then the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided, however, that the Company
                                          --------  -------
may not utilize this right more than once in any twelve-month period.

          (e) Not Demand Registration.  Form S-3 registrations shall not be
              -----------------------
deemed to be demand registrations as described in Section 2.2 above. Except as otherwise provided herein, Holders may request up to twelve (12) separate registrations of Registrable Securities under this Section 2.4.

     2.5  Obligations of the Company.  Whenever required to effect the
          --------------------------
registration of any Registrable Securities under this Agreement, the Company shall, as expeditiously as reasonably possible:

          (a) Registration Statement.  Prepare and file with the SEC a
              ----------------------
registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective.

          (b) Amendments and Supplements.  Prepare and file with the SEC such
              --------------------------
amendments and supplements to such registration statement and the prospectus used in connection with such registra tion statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

          (c) Prospectuses.  Furnish to the Holders such number of copies of a
              ------------
prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

          (d) Blue Sky.  Use its best efforts to register and qualify the
              --------
securities covered by such registration statement under such other securities or "blue sky" laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

          (e) Underwriting.  In the event of any underwritten public offering,
              ------------
enter into and perform its obligations under an underwriting agreement in usual and customary form with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

          (f) Notification.  Notify each Holder of Registrable Securities
              ------------
covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

          (g) Opinion and Comfort Letter.  Furnish, at the request of any Holder
              --------------------------
requesting registration of Registrable Securities who is advised in writing by Counsel that a due diligence defense is available to such Holder, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and
(ii) a "comfort" letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the

Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

     2.6  Furnish Information.  It shall be a condition precedent to the
          -------------------
obligations of the Company to take any action pursuant to Sections 2.2, 2.3 or
2.4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be required to timely effect the registration of their Registrable Securities.

     2.7  Indemnification.  In the event any Registrable Securities are included
          ---------------
in a registration statement under Sections 2.2, 2.3 or 2.4.

          (a) By the Company.  To the extent permitted by law, the Company will
              --------------
indemnify and hold harmless each Holder, the partners, officers and directors of each Holder, any underwriter (as determined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), against any losses, claims, damages, or liabilities,
              --------
joint or several) to which they may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a

"Violation"):
 ---------

               (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

               (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or

               (iii) any violation or alleged violation by the Company of the Securities Act, the 1934 Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the 1934 Act or any federal or state securities law in connection with the offering covered by such registration statement;

and the Company will reimburse each such Holder, partner, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the
                                               --------  -------
indemnity agreement contained in this subsection 2.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

          (b) By Selling Holders.  To the extent permitted by law, each selling
              ------------------
Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder within the meaning of the Securities Act or the 1934 Act, against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director, officer, controlling person, under writer or other such Holder, partner or director, officer or controlling person of such other Holder may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action: provided, however, that the indemnity
                                    --------  -------
agreement contained in this subsection 2.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided, further, that the total amounts
                                  --------  -------
payable in indemnity by a Holder under this Section 2.7(b) in respect of any Violation shall not exceed the net proceeds received by such Holder in the registered offering out of which such Violation arises.

          (c) Notice.  Promptly after receipt by an indemnified party under this
              ------
Section 2.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall
                             --------  -------
have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, to the extent that represen tation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemni fying party of liability to the indemnified party under this Section 2.7 unless the indemnifying party is materially prejudiced as a result thereof.

          (d) Defect Eliminated in Final Prospectus.  The foregoing indemnity
              -------------------------------------
agreements of the Company and Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the "Final Prospectus"), such
                                                     ----------------
indemnity agreement shall not inure to the benefit of any person if a copy of the Final Prospectus was timely furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

          (e) Contribution.  In order to provide for just and equitable
              ------------
contribution to joint liability under the Securities Act in any case in which either (i) any Holder exercising rights under this Agreement, or any controlling person of any such Holder, makes a claim for indemnification pursuant to this
Section 2.7 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 2.7 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling Holder or any such controlling person in circumstances for which indem nification is provided under this
Section 2.7, then, and in each such case, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such Holder is responsible for the portion repre sented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company and other selling Holders are responsible for the remaining portion; provided, however,
                                                           --------  -------
that, in any such case: (A) no such Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

          (f) Survival.  The obligations of the Company and Holders under this
              --------
Section 2.7 shall survive until the fifth anniversary of the completion of any offering of Registrable Securities in a registration statement, regardless of the expiration of any statutes of limitation or extensions of such statutes.

     2.8  Termination of the Company's Obligations.  The Company shall have no
          ----------------------------------------
obligations pursuant to this Section 2 with respect to any Registrable Securities proposed to be sold by a Holder in a registration pursuant to Section 2.2, 2.3 or 2.4 more than seven (7) years after the date of this Agreement, or, if, in the opinion of counsel to the Company, all such Registrable Securities proposed to be sold by a Holder may then be sold under Rule 144 in one transaction without exceeding the volume limitations thereunder.

     2.9  No Registration Rights to Third Parties.  Without the prior written
          ---------------------------------------
consent of the Holders of a majority in interest of the Registrable Securities then outstanding, the Company covenants and agrees that it shall not after the date hereof grant, or cause or permit to be created, for the benefit of any person or entity any registration rights of any kind (whether similar to the demand, "piggyback" or Form S-3 registration rights described in this Article 2, or otherwise) relating to shares of the Company's Common Stock or any other voting securities of the Company, other than rights that are on a parity with or subordinate in right to the Holders.

     2.10  "Stand-Off" Agreement.  If any Holder holds any shares of capital
            --------------------
stock or securities convertible into shares of capital stock of the Company at such time as the company proposes, at any time after the Closing Date, to offer shares of its Common Stock or other securities for sale in a registered underwritten public offering, then such Holders shall agree, if requested by the underwriters in such public offering, to not sell or otherwise transfer or dispose of any such shares or other securities of the Company held by it for a period beginning 7 days prior to and ending not more than 180 days or such lesser number of days as is requested of other stockholders after such registered public offering has become effective.

     2.11  Restrictions on Sales of Shares.  Notwithstanding anything herein to
           -------------------------------
the contrary, to the extent Holder is relying on Rule 144 in connection with any sale of Registrable Securities, no Holder shall at any time sell or agree to sell a number of shares of such Registrable Securities in excess of the amount determined in accordance with Rule 144(e)(1) under the Securities Act. The Investor agrees that the Company may place a stop order on shares proposed to be transferred, and otherwise refuse to reflect any transfer on its stock record books, in violation of the provisions of this Section. The Investor further agrees that any certificates evidencing shares of capital stock of the Company held by any Holder shall bear a legend in substantially the following form:

     THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN AN INVESTOR RIGHTS AGREEMENT DATED AS OF MAY 17, 1999, A COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE OFFICE OF THE SECRETARY OF THE ISSUER.


3.   ASSIGNMENT AND AMENDMENT.
     ------------------------

     3.1  Assignment.  Notwithstanding anything herein to the contrary:
          ----------

          (a) Information Rights.  The rights of the Investor under Section 1.1
              ------------------
are transferable to any Holder who acquires and holds at least 500,000 Registrable Securities (subject to appropriate adjustment for all stock splits, dividends, combinations, recapitalizations and the like where all holders of the Company's Common Stock participate on a pro rata basis); provided, however, that
                                                         --------  -------
no party may be assigned any of the foregoing rights unless the Company is given written notice by the assigning party at the time of such assignment stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; and provided, further,
                                                           --------  -------
that any such assignee shall receive such assigned rights and shall agree in writing to be subject to all the terms and conditions of this Agreement, including, without limitation, the provisions of this Section 4. The rights of the Investor under Section 1.2 may not be assigned.

          (b) Registration Rights.  The registration rights of the Investor
              -------------------
under Section 2 hereof may be assigned to any Holder; provided, however, that no
                                                      --------  -------
party may be assigned any of the foregoing rights unless the Company is given written notice by the assigning party at the time of such assignment stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; and provided, further,
                                                           --------  -------
that any such assignee shall receive such assigned rights and shall agree in writing to be subject to all the terms and conditions of this Agreement, including, without limitation, the provisions of this Section 3.


     3.2  Amendment of Rights.  Any provision of this Agreement may be amended
          -------------------
and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investor (or, in the case of an amendment or waiver of any provision of Section 2 hereof only with the written consent of the Company and the Holders of a majority of the Registrable Securities then outstanding and entitled to the registra tion rights set forth in Section 2 hereof). Any amendment or waiver effected in accordance with this Section 3.2 shall be binding upon the Investor, each Holder, each permitted successor or assignee of such Investor or Holder and the Company.


4.   GENERAL PROVISIONS.
     ------------------

     4.1  Notices.  Any notice required or permitted under this Agreement will
          -------
be given in writing, shall be effective when received, and shall in any event be deemed received and effectively given upon personal delivery to the party to be notified or three (3) business days after deposit with the United States Post Office, by registered or certified mail, postage prepaid, or one (1) business day after deposit with a nationally recognized courier service such as Fedex for next business day delivery, or one (1) business day after facsimile with copy delivered by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof or at such other address as the Investor or the Company may designate by giving at least ten (10) days advance written notice pursuant to this Section 4.1.

          (a)  if to the Investor, at:

               Micron Technology, Inc.
               8000 S. Federal Way
               Boise, Idaho  83716
               Attention:  General Counsel
               Telecopy:  (208) 368-4540
               Telephone:  (208) 368-4000

          with a copy to:

               Wilson Sonsini Goodrich & Rosati,
               Professional Corporation
               650 Page Mill Road
               Palo Alto, California  94304-1050
               Attention:  John A. Fore, Esq.
               Telecopy:  (650) 493-6811
               Telephone:  (650) 493-9300

          (b)  if to PixTech, to:

               PixTech, Inc.
               Avenue Olivier Perroy
               Zone Industrielle de Rousset
               Rousset 13790 FRANCE
               Attn:  President
               Telecopy:  011-33-4-42-29-05-09
               Telephone:  011-33-4-42-29-10-00

          with a copy to:

               Palmer & Dodge LLP
               One Beacon Street
               Boston, MA  02108-3190
               Attn:  Michael Lytton, Esq.
               Telecopy:  (617) 573-0100
               Telephone:  (617) 227-4420

Any party hereto (and such party's permitted assigns) may by notice so given change its address for future notices hereunder. Notice shall conclusively be deemed to have been given when personally delivered or when deposited in the mail in the manner set forth above. Any notice provided to the Investor in accordance with this Section 4. It shall be deemed to have also been given to any Majority Owned Subsidiary, and any notice provided by the Investor to the Company shall also be deemed notice by its Majority Owned Subsidiaries, and they shall be bound thereby.

     4.2  Entire Agreement.  This Agreement, together with all the Exhibits
          ----------------
hereto, constitutes and contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof.

     4.3  Governing Law.  This Agreement shall be governed by and construed
          -------------
exclusively in accordance with the internal laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California, excluding that body of law relating to conflict of laws and choice of law.

     4.4  Severability.  If one or more provisions of this Agreement are held to
          ------------
be unenforceable under applicable law, then such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

     4.5  Third Parties.  Nothing in this Agreement, express or implied, is
          -------------
intended to confer upon any person, other than the parties hereto and their permitted successors and assigns, any rights or remedies under or by reason of this Agreement.

     4.6  Successors and Assigns.  Subject to the provisions of Section 4.1, the
          ----------------------
provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto.

     4.7  Captions.  The captions to sections of this Agreement have been
          --------
inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement.

     4.8  Counterparts.  This Agreement may be executed in counterparts, each of
          ------------
which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     4.9  Adjustments for Stock Splits, Etc.  Wherever in this Agreement there
          ---------------------------------
is a reference to a specific number of shares of Common Stock of the Company, then, upon the occurrence of any subdivi sion, combination or stock dividend of Common Stock, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the affect on the outstanding shares of such class or series of stock by such subdivision, combination or stock dividend.

     IN WITNESS WHEREOF, the parties hereto have executed this Investor Rights Agreement as of the date and year first above written.

                   PIXTECH, INC.



                   By: /s/ Dieter Mezger
                       -----------------
                       President and Chief Executive Officer


                   MICRON TECHNOLOGY, INC.



                   By: /s/ W.G. Stover, Jr.
                       ---------------------
                       Vice President of Finance and Chief Financial Officer